UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 27, 2017
Date of report (date of earliest event reported)

MusclePharm Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

4721 Ironton Street, Building A
Denver, Colorado 80239
 (Address of principal executive offices) (Zip Code)

(303) 396-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 27, 2017, MusclePharm Corporation (the “Company”) sold a Secured Demand Promissory Note (the “Note”) in the principal amount of $1,000,000.00 to Ryan Drexler, the Chief Executive Officer, President and Chairman of the Board of Directors of the Company (the “Financing”). The Note bears interest at the rate of 15% per annum and is payable on demand by the Holder. Any interest not paid when due shall be capitalized and added to the principal amount of the Note and bear interest on the applicable interest payment date along with all other unpaid principal, capitalized interest, and other capitalized obligations. The Company may prepay the note without penalty any time prior to a demand request from the Holder.

The Note contains customary events of default, including, among others, the failure by the Company to make a payment of principal or interest when due. The Note also contains customary restrictions on the ability of the Company to, among other things, grant liens or incur indebtedness other than in the ordinary course of business. The restrictions are also subject to certain additional customary qualifications and carveouts. The Note is secured by all of the assets of the Company pursuant to the terms and conditions of a Second Amended and Restated Security Agreement between the Company and Mr. Drexler (the “Amended Security Agreement”).

The board approved the Note after deliberation and consideration of the related party components of the transaction and determined that it was a fair and reasonable transaction negotiated at arm’s length.

A copy of the Note and the Amended Security Agreement are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Financing is not intended to be complete, and is qualified in its entirety by the complete text of the Note and Amended Security Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01

(d) Exhibits

Exhibit No.	Description
10.1	Secured Demand Promissory Note, dated July 27, 2017, between MusclePharm Corporation and Ryan Drexler
10.2	Second Amended and Restated Security Agreement, dated July 27, 2017, between MusclePharm Corporation and Ryan Drexler

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

By:	/s/ Ryan Drexler
Name: Ryan Drexler Title: Chief Executive Officer and President
Date: July 31, 2017

Exhibit No.	Description
10.1	Secured Demand Promissory Note, dated July 27, 2017, between MusclePharm Corporation and Ryan Drexler
10.2	Second Amended and Restated Security Agreement, dated July 27, 2017, between MusclePharm Corporation and Ryan Drexler